Exhibit 2.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:40 PM 01/24/2019
FILED 02:40 PM 01/24/2019
SR 20190475048 - File Number 7251469

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CALTIER FUND I LP

THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

FIRST: The name of the limited partnership is: CALTIER FUND I LP

SECOND: The name and address of the Registered Agent is: 16192 Coastal Highway, Lewes Delaware 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The name and mailing address of each general partner is as follows:

CALTIER REALTY LLC

6540 Lusk Blvd. C138a

San Diego, CA 92121

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of CALTIER FUND I LP on January 23, 2019.

/s/ Travis Hook
Signature of Authorized Person of CALTIER REALTY LLC, General Partner of CALTIER FUND I LP

Travis Hook, Manager
Printed Name of Authorized Person of CALTIER REALTY LLC, General Partner of CALTIER FUND I LP